                                                              EXHIBIT 10.22


                       REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of April 15, 1999, by and among Miller Exploration Company, a Delaware corporation (the "COMPANY"), and Veritas DGC Land, Inc., a Delaware corporation ("VERITAS").

     WHEREAS, as of the date hereof, in exchange for certain indebtedness owed by the Company to Veritas, the Company will issue a promissory note in the principal amount of $4,696,040.60 payable to Veritas (the "NOTE"), and will issue a warrant to purchase shares of Common Stock (as hereinafter defined) to Veritas (the "WARRANT"); and

     WHEREAS, as an inducement for Veritas to accept the Note and the Warrant, the Company has agreed to provide the registration and other rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                 ARTICLE I

                                     DEFINITIONS

     As used herein, the following terms shall have the meanings set forth below:

     1.1 "ACQUIRED SHARES" shall mean any shares of Common Stock acquired by Veritas upon any whole or partial exercise of the Warrant.

     1.2  "COMMISSION" shall mean the Securities and Exchange Commission.

     1.3 "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

     1.4 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.5 "HOLDER" shall mean Veritas and any subsequent holder of Registrable Securities.

     1.6  "MARKET VALUE" of the Common Stock shall mean:

             (a) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, the closing sales price for the Common Stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Common Stock is listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication.

             (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Common Stock on the date the value is to be determined (or if there are no quoted prices for the applicable date, then for the last preceding business day on which there were quoted prices).

             (c) In the absence of an established market for the Common Stock, the Market Value shall be determined in good faith by the Board of Directors of the Company, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in its industry and its management, and the values of stock of other corporations in the same or similar lines of business.

     1.7 "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, business trust, trust or unincorporated entity.

     1.8 "REGISTRABLE SECURITIES" shall mean the Acquired Shares until such time as such securities cease to be Registrable Securities as set forth in the following sentence. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (iii) such Registrable Security is eligible to be, and at the time of determination can be, disposed of pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act; or (iv) such Registrable Security is held by the Company or one of its subsidiaries.

     1.9 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.10 "SELLING HOLDER" shall mean a Holder who is selling Registrable Securities pursuant to a Registration Statement.


                                ARTICLE II

                               REGISTRATION


     2.1 REGISTRATION. Promptly after the date hereof, the Company shall file a Form S-3 Registration Statement with the Securities and Exchange Commission to register shares of Common Stock for issuance upon exercise of the Warrant in an amount equal to the initial Warrant Shares (as defined in the Warrant), and shall use its reasonable best efforts to ensure that such Registration Statement is declared effective within 180 days of the date hereof. The Company shall use its reasonable best efforts to amend such Registration Statement to cover any increase in the number of Registrable Securities underlying the Warrant upon the six month, one year and 18 month anniversaries thereof, which amendment shall be effective prior to the date of such increase. The Company shall also use its reasonable best efforts to keep such Registration Statement effective until at least six months after the expiration of the Warrant. Each such Registration Statement referred to herein as a "Registration Statement." The registration rights granted under this Section 2.1 are in addition to those provided in Section 2.2 below, and the Company's obligations hereunder shall not terminate or be limited by the fact that piggy-back registration rights are available.

     2.2 PIGGY-BACK REGISTRATION. If the Company proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of any other holders or both (except with respect to Registration Statements on Forms S-4 or S-8 or for purposes permissible under such forms as of the date hereof or a shelf registration statement on Form S-3 or any form substituting therefor relating to issuances of securities other than Common Stock (or securities convertible into Common Stock) by the Company for cash), each such time it will give written notice to all Holders of its intention to do so no less than 20 days prior to the anticipated filing date. Upon the written request received by the Company from any Holder no later than the 15th day after receipt by such holder of the notice sent by the Company (which request shall state the intended method of disposition thereof), the Company will use reasonable best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by such Registration Statement, all to the extent required to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; PROVIDED, HOWEVER, that the Company may at any time prior to the effectiveness of any such Registration Statement, in its sole discretion and without the consent of any Holder, abandon any proposed offering by the Company in which any Holder had requested to participate; and PROVIDED FURTHER, that if the managing underwriter or underwriters of such offering advise the Company that the total number of securities that the Company, the holders of Registrable Securities, or such other persons propose to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

     (i) if such registration has been initiated by the Company as a primary offering, FIRST to the securities sought to be included by the Company, and SECOND to the Registrable Securities sought to be included by the Holders thereof and the securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder; and

     (ii) if such registration has been initiated by another holder of registration rights, FIRST to the securities sought to be included by such demanding holder, SECOND to the Registrable Securities sought to be included by the holders thereof and to all other securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder and THIRD to the securities sought to be included by the Company.

     2.3 REGISTRATION PROCEDURES. If and whenever the Company is required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the periods provided in Section 2.1 and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the Holders intended method of disposition.

          (b) furnish to each Selling Holder and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

          (c) if applicable, use reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, provided that the Company will not be required to qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (d) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and as promptly as practicable amend or supplement the prospectus or take other appropriate action so that the prospectus doe not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing:

          (e) make available for inspection by the Selling Holders designated by a majority thereof, and any attorney, accountant or other agent retained by such representative of the Selling Holders (the "INSPECTORS"), all financial and other records pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

          (f) cause the Registrable Securities to be listed on the New York Stock exchange, American Stock Exchange or on the NASDAQ National Market if the Common Stock is or becomes so listed;

          (g) use reasonable best efforts to keep effective and maintain for the period of distribution, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therein to the extent necessary in order to comply with applicable law;

          (h) use reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

          (i) take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite, facilitate or consummate the disposition of such Registrable Securities.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 2.3(d) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemental or amended prospectus contemplated by subsection 2.3(d) hereof, and discard all copies, other than permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to Section 2.1 of this Agreement by the number of days during the period from and including the date of the giving of notice pursuant to subsection 2.3(d) hereof to the date when the Company shall make available to each Holder a prospectus supplemented or amended to conform with the requirements of subsection 2.3(d) hereof.

     2.4 RESTRICTIONS ON PUBLIC SALE BY SELLING HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, including insurance codes, each Selling Holder whose Registrable Securities are included in a Registration Statement pursuant to this Agreement agrees not to effect any public sale or distribution of the issue being registered (or any securities of the Company convertible into or exchangeable or exercisable for securities of the same type as the issue being registered) during the 14 days before, and during the 90-day period beginning on, the effective date of such Registration Statement (except as part of such registration), but only in the case of an underwritten public offering by the Company of securities of the same type as the Registrable Securities, and even then only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other stockholder of the Company; and provided further that the period of time for which the Company is required to keep such registration statement which includes Registrable Securities continuously effective shall be increased by a period equal to such requested holdback period.

     2.5  EXPENSES.

          (a) "Registration Expenses" means all expenses incident to the Company's performance under or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable out-of-pocket expenses (including without limitation, reasonable legal fees of one counsel for all Selling Holders not to exceed $5,000 per offering), but excluding any Selling Expenses. "Selling Expenses" means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

          (b) The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to this Agreement, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay all Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

     2.6  INDEMNIFICATION.

          (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("LOSSES"), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, or such controlling Person in writing specifically for use in such Registration Statement or prospectus; and PROVIDED, FURTHER, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities to such person if it is determined that it was the sole responsibility of a Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; PROVIDED, HOWEVER, that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, unless the failure to give such notice materially and adversely prejudices the indemnifying party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel as so elected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or
(ii) if the defendants in any such action include both the indemnified and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonablely may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) If the indemnification provided for in this Section 2.6 is unavailable to the Company or the Selling Holders or is insufficient to hold them harmless in respect to any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


                                ARTICLE III

                               MISCELLANEOUS

     3.1 COMMUNICATIONS. All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery;

          (a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 3.1;

          (b) if to the Company, initially at its address set forth in its Form 10-K filed with the Commission; and

          (c) for each, thereafter at such other address, notice of which is given in accordance with the provisions of Section 3.1.

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     3.2 SUCCESSOR AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities.

     3.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     3.4 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     3.5 GOVERNING LAWS. Each party to this Agreement hereby irrevocably agrees that any legal proceeding in respect of this Agreement may be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "SPECIFIED COURTS"). Each party to this Agreement hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Note or the Warrant, brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party to this Agreement further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such party. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     3.6 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     3.7 ENTIRE AGREEMENT. This Agreement, together with the Note and the Warrant and the other documents provided for therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities acquired pursuant to the Warrant. This Agreement, the Note and the Warrant and the other documents provided for therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

     3.8 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     3.9 AMENDMENT. This Agreement may be amended only by means of a written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.
     3.10 REGISTRABLE SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or one of its Affiliates shall be disregarded.

     3.11 ASSIGNMENT OF RIGHTS. The rights of any Holder under this Agreement may be assigned to any Person who acquires any Registrable Securities. Any assignment of registration rights pursuant to this Section
3.11 shall be effective only upon receipt by the Company of written notice from such assigning Holder stating the name and address of any assignee. The rights of an assignee under this Section 3.11 shall be the same rights granted to the assigning Holder under this Agreement. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

     3.12. LIQUIDATED DAMAGES. The parties hereto agree that the failure of the Company to register shares of Registrable Securities held by Veritas in the amounts and at the times required hereunder, and to meet its obligations under Section 2.3(a) hereunder, Veritas shall be entitled to declare the Note in default and, upon delivery of the Warrant (including all rights thereunder) and any Registrable Securities held by Veritas to the Company, shall be entitled to liquidated damages equal to the then outstanding principal balance on the Note plus interest, from the date hereof through the date such damages are actually paid, at a rate of 18%
per annum.   Notwithstanding the foregoing, the amount of liquidated
damages shall be reduced by an amount equal to the number of Registerable Securities sold by the holder hereunder multiplied by the "Market Price" or "Market Value" (as defined in the Warrant) used in determining the number of such Registerable Securities underlying the Warrant. The parties agree that the liquidated damages set forth herein are reasonable and not a penalty because of the difficulty of ascertaining the actual damages that would be sustained by Veritas in the event of such a material breach of this Agreement by the Company. In the event of such breach, Veritas may either elect the liquidated damages provided hereunder or, in the alternative, pursue its remedies at law. In the event that Veritas elects to receive liquidated damages as provided herein, such election shall act as a termination of the Warrant and this Registration Rights Agreement and, upon payment of such liquidated damages, a full and unconditional release of any and all claims of Veritas arising under or relating to the Note, the Warrant or this Registration Rights Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   MILLER EXPLORATION COMPANY



                                   By:  /S/ KELLY E. MILLER
                                        Name:  KELLY E. MILLER
                                        Title:  PRESIDENT


                                   VERITAS DGC LAND, INC.



                                   By:  /S/ DEANNA GOODWIN
                                        Name:  DEANNA GOODWIN
                                        Title:  VICE PRESIDENT FINANCE